IDS Life Insurance Company
IDS Tower 10
Minneapolis, MN 55440

American Express Retirement Advisor Variable Annuity Supplemental Application

This form must accompany an application. Make payment allocations and DCA selections on this form only.

Roth IRAs and SIMPLE IRAs are not currently available for the American Express Retirement Advisor product. Please consider this when applying for a Traditional IRA that might be used as a vehicle for a Roth Conversion.


--------------------------------      -----------------------------------------
Owner Name, Please Print              Account Number (Corporate office use only)

1)  Installment  Payments  per year  $_________________
Minimum  $600 per year. Direct  billing  is not  available

Start  date ___ / ___ /  ________

Method of payment:
_____  New  Bank  Authorization   (complete  BA  form  in  application)
Frequency:  Monthly______  Quarterly______ Other______
_____  Add to existing BA with account  number  ___________________
_____  New Employer Bill (complete Form 3188)
_____  Add to existing Employer Billing number  ___________________

2) Total submitted with application (A plus B) $_________________ Minimum $2,000 NQ / $1,000 Q

A) Total of attached cash and AEFA  surrender/redemption  forms $_______________
B) Total of attached External  "Request for Transfer" forms  $__________________

3) Premium band and surrender charge schedule selection (Indicate one each) Premium bands are determined by the lump sum submitted with the application. Checks, AEFA surrender/redemption forms and external transfer/rollover/exchange forms attached to the application will be considered in determining the premium band size. Additional payments submitted after the application will not affect the premium band once it has been established.

NOTE: Contracts that have been granted a higher premium band due to pending transfers/exchanges will be reviewed after 6 months to verify that sufficient funds have been received to support the band granted.

__ $00.00 to 99,999        _ $100,000 to $999,999         _ $1 million or more
                                                             or AEFA employee

Choose Surrender Charge duration         Choose Surrender Charge duration        Choose
__ 7 year (0% credit)                     __ 7 year (1% credit)                   __ 1 Million + (0% credit)
Or                                        Or                                      Or
__ 10 year (1% credit)                    __ 10 year (2% credit)                  __ Employee  (0% credit)

Purchase Payment Credit eligibility is determined based on the premium band and surrender charge schedule you have selected. If your contract is eligible to receive Purchase Payment Credits, additional value will be applied to your contract each time a payment is applied. The credit will equal a percentage of the payment received. The percentage that will apply to your payments will not change once your account is established.

Payment Allocation Instructions

Future Allocation start date ____/____/_______

                                               Initial               Future
FIX    IDS Life Fixed Account                     %                     %
CM     AXP VP Cash Management Fund                %                     %
BD     AXP VP Bond Fund                           %                     %
GB     AXP VP Global Bond Fund                    %                     %
FI     AXP VP Federal Income Fund                 %                     %
EI     AXP VP Extra Income Fund                   %                     %
MF     AXP VP Managed Fund                        %                     %
CR     AXP VP Capital  Resource Fund              %                     %
ND     AXP VP New  Dimensions  Fund               %                     %
GR     AXP VP Growth Fund                         %                     %
BC     AXP VP Blue Chip  Advantage  Fund          %                     %
DE     AXP VP Diversified  Equity Income Fund     %                     %
GI     Fidelity VIP III Growth & Income
       Portfolio:  Service Class                  %                     %
UE     Goldman Sachs VIT Core US Equity  Fund     %                     %
SA     AXP VP  Strategy  Aggressive  Fund         %                     %
CA     AIM VI Capital  Appreciation Fund          %                     %
VA     American Century VP Value Fund             %                     %
MP     Fidelity VIP III Mid Cap Portfolio:
       Service Class                              %                     %
MC     Goldman Sachs VIT Mid Cap Value Fund       %                     %
VS     Putnam VT Vista Fund - Class IB Shares     %                     %
EG     Warburg  Pincus Trust - Emerging Growth
       Portfolio                                  %                     %
SC     AXP VP Small Cap  Advantage  Fund          %                     %
CD     AIM VI Capital Development Fund            %                     %
SI     Franklin Templeton VIP Value Securities
       Fund - Class 2                             %                     %
SE     Goldman Sachs VIT CORE Small Cap
       Equity Fund                                %                     %
MI     Royce Micro-Cap  Portfolio                 %                     %
SV     Third  Avenue Value  Portfolio             %                     %
SP     Wanger US Small Cap                        %                     %
IE     AXP VP  International  Fund                %                     %
IF     American Century VP International Fund     %                     %
OS     Fidelity VIP Overseas Portfolio:
       Service Class                              %                     %
IP     Lazard  Retirement International
       Equity  Portfolio                          %                     %
IN     Putnam VT International New
       Opportunities Fund - Class IB Shares       %                     %
IS     Franklin Templeton VIP
       International Smaller Companies
       Fund - Class 2                             %                     %
IT     Wanger Int'l Small Cap                     %                     %
RE     Franklin Templeton VIP Real Estate
       Securities Fund - Class 2                  %                     %

o Allocations must be made in percentages. The total of percentages must equal 100%.
o Allocations may be specified to one position after the decimal, if desired.
  Example: 50.6%.
o If a date is not noted, the future allocation change will be made 7 days after the account is established.
o Future allocation may not have a start date greater than 30 days in the future.

Request for Dollar-Cost Averaging (DCA)

Money may be transferred ($50.00 minimum) from each of the accounts below. Amounts requested to be transferred from the fixed account are restricted. The maximum monthly fixed account transfer amount = current fixed value divided by
12. Total "from" and "to" dollar amounts must be equal.

                                                 From:                 To:
FIX    IDS Life Fixed Account                     $                     $
CM     AXP VP Cash Management Fund                $                     $
BD     AXP VP Bond Fund                           $                     $
GB     AXP VP Global Bond Fund                    $                     $
FI     AXP VP Federal Income Fund                 $                     $
EI     AXP VP Extra Income Fund                   $                     $
MF     AXP VP Managed Fund                        $                     $
CR     AXP VP Capital  Resource Fund              $                     $
ND     AXP VP New  Dimensions  Fund               $                     $
GR     AXP VP Growth Fund                         $                     $
BC     AXP VP Blue Chip  Advantage  Fund          $                     $
DE     AXP VP Diversified  Equity Income Fund     $                     $
GI     Fidelity VIP III Growth & Income
       Portfolio:  Service Class                  $                     $
UE     Goldman Sachs VIT Core US Equity  Fund     $                     $
SA     AXP VP  Strategy  Aggressive  Fund         $                     $
CA     AIM VI Capital  Appreciation Fund          $                     $
VA     American Century VP Value Fund             $                     $
MP     Fidelity VIP III Mid Cap Portfolio:
       Service Class                              $                     $
MC     Goldman Sachs VIT Mid Cap Value Fund       $                     $
VS     Putnam VT Vista Fund - Class IB Shares     $                     $
EG     Warburg  Pincus Trust - Emerging Growth
       Portfolio                                  $                     $
SC     AXP VP Small Cap  Advantage  Fund          $                     $
CD     AIM VI Capital Development Fund            $                     $
SI     Franklin Templeton VIP Value Securities
       Fund - Class 2                             $                     $
SE     Goldman Sachs VIT CORE Small Cap
       Equity Fund                                $                     $
MI     Royce Micro-Cap  Portfolio                 %                     $
SV     Third  Avenue Value  Portfolio             $                     $
SP     Wanger US Small Cap                        $                     $
IE     AXP VP  International  Fund                $                     $
IF     American Century VP International Fund     $                     $
OS     Fidelity VIP Overseas Portfolio:
       Service Class                              $                     $
IP     Lazard  Retirement International
       Equity  Portfolio                          $                     $
IN     Putnam VT International New
       Opportunities Fund - Class IB Shares       $                     $
IS     Franklin Templeton VIP
       International Smaller Companies
       Fund - Class 2                             $                     $
IT     Wanger Int'l Small Cap                     $                     $
RE     Franklin Templeton VIP Real Estate
       Securities Fund - Class 2                  $                     $

Frequency:                                                       When:
How often(check one)? If frequency is not noted,
transfers will be set up to take place monthly.                  Begin transfers on  __/__/___

                                                                 and end transfers on __/__/___
o Monthly (12/yr)
o Quarterly (4/yr)
o Biweekly (26/yr)                                              *If this request is received after the requested start
o Weekly (52/yr)                                                 date, or if no date is indicated, transfers will begin
o Semimonthly (24/yr)                                            the following month. If no end date is specified, DCA
o Bimonthly (6/yr)                                               will continue until you later stop the arrangement.
o Every 4 months (3/yr)
o Bifortnightly (13/yr)

Contract Fees and Charges
Form 31063

This supplement is provided in connection with my annuity application for the American Express Retirement Advisor Variable Annuity.

I acknowledge receiving the current prospectus(es) for the American Express Retirement Advisor Variable Annuity and the underlying subaccounts.
In  respect  to  the  Dollar-Cost  Averaging  arrangement,   I  acknowledge  the
following:

o If an automated transfer, as scheduled, falls on a date that is not a normal business day, the transfer will be made on the last normal business day preceding such date.
o Transfers are subject to the provisions of my contract, the current prospectus and such other rules as IDS Life shall establish.
o No written confirmation of the initial setup of this request shall be made, but transactions will appear on my consolidated statement.

I agree to notify IDS Life within 90 days if the requested transaction does not appear.
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Owner's Name, Please Print
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Owner's Signature Date
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American Express Financial Advisor's Signature Date
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Advisor Number Area Office Number

        Surrender Charge Period Options
7-year schedule         10-year schedule*
Number of completed years from date of each purchase payment

Surrender Charge applied to each purchase payment surrendered
0    7%
1    7%
2    7%
3    6%
4    5%
5    4%
6    2%
7 or more    0%

Number of completed years from date of each purchase payment

Surrender Charge applied to each purchase payment surrendered

0    8%
1    8%
2    8%
3    7%
4    7%
5    6%
6    5%
7    4%
8    3%
9    2%
10 or more    0%

No  surrender charge schedule**

*Eligible for 1% purchase payment credit on all purchase payments. **Applicable for individuals with an initial purchase payment of $1 million or
  AEFA employees and financial advisors.

Contract  Administrative  Charge

$30 annually. Charge will be waived if purchase payments made less purchase payments surrendered, or the contract value equals or exceeds $50,000.

Mortality  and Expense Risk Charge
        (annualized)
Assessed against the variable  subaccounts
 .95% for  non-qualified contracts
 .75% for  tax-qualified  contracts
 .55% for other**

Fund  Management Fees/Expenses

Varies by fund as described in the underlying fund prospectus.